                                                                    EXHIBIT 23.4

                [AIRCRAFT INFORMATION SERVICES, INC. LETTERHEAD]

                                October 23, 1996

GPA Group Plc
4th Floor
GPA House
Shannon
Co. Clare, Ireland

Re: Registration Statement on Form S-3 of America West Airlines

Ladies and Gentlemen:

     We consent to the reference to our name in the text under the headings "Prospectus Summary -- Equipment Notes and the Equipment," "Risk
Factors -- Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of the Equipment," "Description of the Equipment and the Appraisals -- Appraised Value," "Experts" and "Appendix II -- Aircraft Appraisals" of the above-captioned Registration Statement and to the text under such headings of the report prepared by us with respect to the Equipment referred to therein.

                                            Sincerely,

                                            /s/  FRED E. BEARDEN

                                            ------------------------------------
                                            AIRCRAFT INFORMATION SERVICES, INC.
                                            Fred E. Bearden
                                            President
FB/hlr